Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170498, 333-192840, 333-212430 and 333-235556) and on Form S-3 (File Nos. 333-211695, 333-223562 and 333-227846) of CorMedix Inc. and subsidiary (the “Company”) of our report dated March 16, 2020, on our audits of the consolidated financial statements as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019 which appear in this Form 10-K.

/s/ Friedman LLP

March 16, 2020

Marlton, New Jersey